EXHIBIT 2.1

Execution Version

AMENDMENT NO. 3

TO

SHARE PURCHASE AGREEMENT

July 29, 2019

This Amendment No. 3 (this “Amendment”) to the Agreement (as defined hereinafter) is entered into as of the date first written above, by and among Questica Software Inc. (“Questica”), a corporation existing under the laws of British Columbia and which formerly had the name “Questica Inc.”, Questica USCDN Investments Inc. (“Questica USCDN”), a corporation existing under the laws of British Columbia and which formerly had the name “Questica USCDN Inc.”, GTY Technology Holdings Inc., a Cayman Islands exempted company (“GTY”), 1176368 B.C. Ltd., a company incorporated under the laws of British Columbia (“Exchangeco”), and each of SHOCKT Inc., Dennis Parass, Fernbrook Homes (Hi-Tech) Limited, Allan Booth, and Ross Soft Inc. (collectively, the “Questica Holders”) and Craig Ross in his capacity as Questica Holders’ Representative. Reference is made herein to that certain Share Purchase Agreement, dated as of September 12, 2018 (as amended, restated, supplemented and/or modified from time to time, the “Agreement”), by and among the Questica, Questica USCDN, GTY, Exchangeco, the Questica Holders and the Questica Holders’ Representative. Any capitalized term used but not otherwise defined herein shall have the meaning ascribed thereto in the Agreement.

WHEREAS, GTY and the Questica Holders’ Representative desire to extend the period with respect to GTY’s delivery of the Purchase Price Adjustment Statement to the Questica Holders’ Representative, in order to enable GTY to prepare certain supplemental information requested by the Questica Holders’ Representative in a manner that will enable the Questica Holders’ Representative to efficiently review such information.

NOW THEREFORE, in accordance with Section 11.11 of the Agreement and in consideration of the respective representations, warranties, covenants and agreements contained herein and in the Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties to this Amendment hereby agree as follows:

1.	Section 1.6(a).

The parties hereto acknowledge and agree that Section 1.6(a) is hereby amended and restated in its entirety to read:

(a)               After Closing, GTY shall prepare and, by August 5, 2019, GTY shall deliver to the Questica Holders’ Representative, a statement (together with reasonable supporting documentation) setting forth GTY’s determination of (i) Closing Date Cash, and (ii) Closing Date Indebtedness (the “Purchase Price Adjustment Statement”).

2.	Schedule C-1.

The parties hereto acknowledge and agree that Schedule C-1 to the Agreement is hereby amended to add the following new clause “i.” to Item 3 of Schedule C-1 any costs incurred by the Companies at the request of GTY to achieve certain revenue stretch plan metrics agreed to by GTY and the Companies, including, for greater clarity, the cost of hiring, training and employing any additional employees.

3.	Miscellaneous.

(a)               Except as expressly amended hereby, the Agreement (including the Schedules) and all other documents, agreements and instruments relating thereto are and shall be unmodified and remain in full force and effect, and nothing contained herein shall constitute or be deemed a waiver of any of the rights or obligations of the parties thereto. The parties agree that nothing in this Amendment shall constitute or shall be deemed to constitute a waiver of any rights remedies or defenses, including any concession by (i) the Seller as to the validity in whole or in part, of anything contained in the Statement or (ii) the Buyer as to the validity in whole or in part, of anything contained in the Notice of Disagreement.

(b)               On and after the date hereof, each reference to the Agreement shall mean and be a reference to the Agreement as amended hereby, and this Amendment and the Agreement shall be read together and construed as a single instrument. To the extent that a provision of this Amendment conflicts with or differs from a provision of the Agreement, such provision of this Amendment shall prevail and govern for all purposes and in all respects.

(c)               Sections 11.7 through 11.17 of the Agreement are hereby incorporated by reference herein mutatis mutandis and shall apply to this Amendment as if specifically stated herein.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed and deliver this Amendment on the date first written above.

GTY TECHNOLOGY HOLDINGS INC.

By:	/s/ HARRY L. YOU
Name: Harry L. You
Title: President & CFO

1176368 B.C. LTD.

By:	/s/ HARRY L. YOU
Name: Harry L. You
Title: President & CFO

QUESTICA INC.

By:	/s/ Timothy J. PARASS
Name: Timothy J. Parass
Title: President

QUESTICA USCDN INC.

By:	/s/ Timothy J. PARASS
Name: Timothy J. Parass
Title: President

CRAIG ROSS, as Questica Holders’ Representative

By:	/s/ Craig Ross
Name: Craig Ross

QUESTICA HOLDERS:

SHOCKT INC.

By:	/s/ Timothy J. PARASS
Name: Timothy J. Parass
Title: President and Secretary

/s/ Dennis Parass
Dennis Parass

FERNBROOK HOMES (HI-TECH) LIMITED

By:	/s/ HOWARD STEINBERG
Name: Howard Steinberg
Title: Chief Financial Officer

/s/ allan booth
Allan Booth

ROSS SOFT INC.

By:	/s/ Craig Ross
Name: Craig Ross
Title: President